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                           Verizon West Virginia Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                                      Six Months Ended
(Dollars in Thousands)                                                                  June 30, 2002
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
Income before provision for income taxes and extraordinary item                              $106,265
Equity in income from affiliate                                                                   (13)
Dividends received from equity affiliate                                                            3
Interest expense                                                                                7,521
Portion of rent expense representing interest                                                   6,191
Amortization of capitalized interest                                                              317
                                                                                ------------------------

Earnings, as adjusted                                                                        $120,284
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Fixed charges:
Interest expense                                                                             $  7,521
Portion of rent expense representing interest                                                   6,191
Capitalized interest                                                                              254
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Fixed Charges                                                                                $ 13,966
                                                                                ========================

Ratio of Earnings to Fixed Charges                                                               8.61
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